Exhibit 10.2

WEBSITE PURCHASE AGREEMENT

This Website Purchase Agreement (the "Agreement ") is made effective on March 30, 2021 (the "Effective Date"), by and between MisterBit, of HaBonim St 4, Ramat Gan, 52462 tel: 079-555-1155 (the "Developer"), and Orion Bliss Corp., of Kalonite 9-57, Ashdod, Israel zip code 7724233 (the "Client ").

PURCHASE

The (the “Developer”) hereby constructs the web page http://orionbliss.co.il following our special instructions and all of its respective contents and transfers to the (“Client”) ready to go operational website; the domain name http://orionbliss.com/ (the "Website "), and any other rights associated with the Website, including, without limitation, any intellectual property rights, all logos, customer lists and agreements, social media accounts, email lists, passwords, usernames and trade names, and other Purchased Assets more specifically identified on Exhibit "А" hereto.

PAYMENT TERMS

For the Website, our Purchased Asset, the Client agrees to pay Ten Thousand Dollars (US $10,000.00) to the Developer based on the completion within 1 year of the Effective Date March 30, 2022. We will be covering all the expenses associated with the development of the website on as needed basis which will further be discounted from the total price $10,000. There is a chance that the website will need another investment of $3,500 later on, we are willing to raise these money on as needed basis.

DEVELOPER REPRESENTATIONS

The Developer has all necessary right, power and authorization to sign and perform all the obligations under this Agreement. The Client has the exclusive ownership of the Website and there are no current disputes or threat of disputes with any third party over the proprietary rights to the Website or any of the Website's content.

The execution and performance of this Agreement by the Client will not constitute or result in а violation of any material agreement to which the Developer is а party.

ADDITIONAL DOCUMENTS

The Developer agrees to cooperate with Client and take any and all actions necessary to transfer and perfect the ownership of the Website registration and hosting from the Developer to the Client, including providing all necessary passwords and usernames on the closing date and thereafter.

DISCLAIMER OF WARRANTIES

DEVELOPER HAS MADE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE WEBSITE OR OTHER PURCHASED ASSETS, INCLUDING ANY WITH RESPECT TO THEIR CONDITION, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR FUTURE REVENUE. IN NO EVENT SHALL DEVELOPER'S AGGREGATE LIABILITY UNDER THIS AGREEMENT EXCEED THE PURCHASE PRICE. NO CLAIM, SUIT OR ACTION CAN BE BROUGHT AGAINST DEVELOPER AFTER MORE THAN SIX MONTHS FROM THE DATE THE UNDERLYING CAUSE OF ACTION HAS OCCURRED. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON FOR ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, HOWEVER ARISING.

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MISCELLANEOUS

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. This Agreement constitutes the entire agreement between the parties. No modification or amendment of this Agreement shall be effective unless in writing and signed by both parties. This Agreement replaces any and all prior agreements between the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date: March 30, 2021

________________________

Developer:

By: Name/Title: Avner Arbel

________________________

Client:

By: Name /Title: Marina Konstantinova, CEO

PURCHASED ASSETS Exhibit “ A”

http://orionbliss.co.il

•	Domain name

•	Website hosting

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